EXHIBIT 32.1

In connection with the Annual Report of Northridge Ventures Inc. on Form 10-K for the year ended May 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Caroline Rechia, President, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2010



By /s/ Caroline Rechia
Caroline Rechia
Chief Executive Officer, President,
Chief Financial Officer and
Principal Accounting Officer